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                                                                    EXHIBIT 10.1

                      BOSTON PROPERTIES LIMITED PARTNERSHIP

                           Forty-Seventh Amendment to
                        Agreement of Limited Partnership

     This Amendment is made as of April 11, 2003, by BOSTON PROPERTIES, INC., a Delaware corporation, as general partner (the "GENERAL PARTNER" or the "COMPANY"), of BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "PARTNERSHIP"), for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 29, 1998, as amended (the "PARTNERSHIP AGREEMENT"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, Section 14.1.B(3) of the Partnership Agreement permits the General Partner, without the consent of the Limited Partners, to amend the Partnership Agreement for the purpose of setting forth and reflecting in the Partnership Agreement the designations, rights, powers, duties, and preferences of holders of any additional Partnership Interests issued pursuant to Section 4.2.A of the Partnership Agreement; and

     WHEREAS, the General Partner desires by this Certificate to so amend the Partnership Agreement as of this 11th day of April, 2003.

     WHEREAS, Pursuant to the Boston Properties, Inc. 1997 Stock Option and Incentive Plan, as amended and/or one or more successor or additional equity incentive plans or programs that the Company or the Partnership may adopt after the date hereof, as amended (each individually and all of them collectively, as the context requires, the "Plan"), the General Partner resolved to grant to executives of the Company and its subsidiaries, including the Partnership, Other Stock-Based Awards (as defined in the Plan) which include the issuance to such executives of a Partnership Interest having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, such Partnership Interest to be expressed as a number of Partnership Units to be referred to as Long Term Incentive Units ("LTIP UNITS").

     WHEREAS, the issuance of LTIP Units is permitted by Section 4.2.A of the Partnership Agreement.

     NOW, THEREFORE, the General Partner has set forth in this Amendment pursuant to its authority under Sections 4.2A and 5.4 of the Partnership Agreement the following description of the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion of a class and series of Partnership Interest which shall be referred to as "LTIP UNITS":

1. ADDITIONAL DEFINED TERMS. The following additional defined terms shall be inserted in Article 1 of the Partnership Agreement, in alphabetical order:

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               "ADJUSTMENT EVENT" shall have the meaning set forth in Section
          4.2.C hereof.

               "COMMON UNIT DISTRIBUTION" shall have the meaning set forth in
          Section 4.2.C hereof.

               "COMMON UNIT ECONOMIC BALANCE" has the meaning set forth in
          Section 6.1.B(iii).

               "CONSTITUENT PERSON" shall have the meaning set forth in Section 8.8.F.

               "CONVERSION DATE" shall have the meaning set forth in Section 8.8.B.

               "CONVERSION NOTICE" shall have the meaning set forth in Section 8.8.B.

               "CONVERSION RIGHT" shall have the meaning set forth in Section 8.8.A.

               "DISTRIBUTION PAYMENT DATE" shall mean the dates upon which the General Partner makes distributions in accordance with Section 5.1 of the Partnership Agreement.

               "ECONOMIC CAPITAL ACCOUNT BALANCE" has the meaning set forth in
          Section 6.1.B(iii).

               "FORCED CONVERSION" shall have the meaning set forth in Section 8.8.C.

               "FORCED CONVERSION NOTICE" shall have the meaning set forth in
          Section 8.8.C.

               "LTIP UNIT" means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.2.C hereof and elsewhere in the Partnership in respect of LTIP Unitholders. The allocation of LTIP Units among the Partners shall be set forth on EXHIBIT A, as may be amended from time to time.

               "LTIP UNITHOLDER" means a Partner that holds LTIP Units.

               "TRANSACTION" shall have the meaning set forth in Section 8.8.F.

               "VESTING AGREEMENT" means each or any, as the context implies, Long Term Incentive Plan (LTIP) Vesting Agreement entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units under the Plan (as such agreement may be amended, modified or supplemented from time to time).

2.   ISSUANCE OF LTIP UNITS. The following subsection C shall be appended to
     Section 4.2 of the Partnership Agreement:

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               C.   The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.2.C and the special provisions of Sections 6.1.B(iii), 8.8 and 8.9, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners' Percentage Interests, holders of LTIP Units shall be treated as Common Unitholders and LTIP Units shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

                    (i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be "ADJUSTMENT EVENTS": (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the Company in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Units other than actions specifically described above as "Adjustment Events" and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer's certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate,

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               the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

                    (ii) The LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the "COMMON UNIT DISTRIBUTION"), paid to holders of record on the same record date established by the General Partner with respect to such Distribution Payment Date. The term "NEWLY ISSUED UNIT" as defined in Section 5.1.B shall be deemed to include LTIP Units issued during a Distribution Period and such Section 5.1.B. shall apply in full to LTIP Units. During any Distribution Period, so long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such Distribution Period.

               The LTIP Units shall rank PARI PASSU with the Common Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or PARI PASSU with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

               LTIP Units shall be subject to the following special provisions:

                    (i) VESTING AGREEMENTS. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as "VESTED LTIP UNITS"; all other LTIP Units shall be treated as "UNVESTED INCENTIVE UNITS."

                    (ii) FORFEITURE. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some

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               other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.B(iii), calculated with respect to the LTIP Unitholder's remaining LTIP Units, if any.

                    (iii) ALLOCATIONS. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.1.B(iii).

                    (iv) REDEMPTION. The Redemption Right provided to Limited Partners under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (vi) below and Section 8.8.

                    (v) LEGEND. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

                    (vi) CONVERSION TO COMMON UNITS. Vested LTIP Units are eligible to be converted into Common Units under Section 8.8.

                    (vii) VOTING. LTIP Units shall have the voting rights provided in Section 8.9.

3. SPECIAL ALLOCATION OF GAIN TO LTIP UNITHOLDERS. The following clause (iii) shall be appended to Section 6.1.B of the Partnership Agreement:

               (iii) Notwithstanding the provisions of Section 6.1.A above, but subject to the prior allocation of Net Income and gross items of income under clauses (i) and (ii) above, any net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code, shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such Limited Partners, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, the

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          "ECONOMIC CAPITAL ACCOUNT BALANCES" of the LTIP Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the "COMMON UNIT ECONOMIC BALANCE" shall mean (i) the Capital Account Balance of the Company, plus the amount of the Company's share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Company's ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this clause 6.1.B(iii), divided by (ii) the number of the Company's Common Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this clause 6.1.B(iii). The parties agree that the intent of this clause 6.1.B(iii) is to make the Capital Account balances of the LTIP Unitholders with respect to their LTIP Units economically equivalent to the Capital Account balance of the Company with respect to its Common Units.

4.   CONVERSION OF LTIP UNITS. The following Section 8.8 shall be appended to
     Article 8 of the Partnership Agreement.

               Section 8.8  CONVERSION OF LTIP UNITS.

               A. A LTIP Unitholder shall have the right (the "CONVERSION RIGHT"), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units; PROVIDED, HOWEVER, that a holder may not exercise the Conversion Right for less than three hundred (300) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested Incentive Units into Common Units until they become Vested LTIP Units; PROVIDED, HOWEVER, that when a LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 8.8.

               B. A holder of Vested LTIP Units may convert such Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.2.C. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units,

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          divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the "CAPITAL ACCOUNT LIMITATION").

               In order to exercise his or her Conversion Right, a LTIP Unitholder shall deliver a notice (a "CONVERSION NOTICE") in the form attached as EXHIBIT A to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the "CONVERSION DATE") specified in such Conversion Notice; PROVIDED, HOWEVER, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 8.8A shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 8.6A of the Partnership Agreement relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; PROVIDED, HOWEVER, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a LTIP Unitholder in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the Company elects to assume the Partnership's redemption obligation with respect to such Common Units under Section 8.6B of the Partnership Agreement by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

               C. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a LTIP Unitholder to be converted (a "FORCED CONVERSION") into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.2.C; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 8.8.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a "FORCED CONVERSION NOTICE") in the form attached as EXHIBIT B to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

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               D.   A conversion of Vested LTIP Units for which the holder
          thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Section 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 8.8 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

               E. For purposes of making future allocations under Section 6.1.B(iii) and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

               F. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership's assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a "Transaction"), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).

               In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such

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          Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "CONSTITUENT PERSON"), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.

               Subject to the rights of the Partnership and the Company under any Vesting Agreement and the Plan (including without limitation pursuant to Section 3 of the Plan with respect to recapitalizations, mergers and substitute awards), the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 8.8.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders.

5.   VOTING RIGHTS OF LTIP UNITS. The following Section 8.9 shall be appended to
     Article 8 of the Partnership Agreement:

               Section 8.9  VOTING RIGHTS OF LTIP UNITS. LTIP Unitholders shall
          (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Common Units, with the LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement

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          applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Units; but subject, in any event, to the following provisions:

          (i) With respect to any Transaction, so long as the LTIP Units are treated in accordance with Section 8.8.F hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

          (ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Units, LTIP Units or Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

                  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

6. CONFIRMATION OF AGREEMENT. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

                                  [End of Text]

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     IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

                              BOSTON PROPERTIES, INC., as general partner of Boston Properties Limited Partnership


                              By:   /s/ William J. Wedge
                                  ------------------------------------------

                              Name:     William J. Wedge
                                    ----------------------------------------

                              Title:    Senior Vice President
                                     ---------------------------------------

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                                    Exhibit A
     to _____________________ Amendment to Agreement of Limited Partnership

                    NOTICE OF ELECTION BY PARTNER TO CONVERT
                          LTIP UNITS INTO COMMON UNITS

     The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in Boston Properties Limited Partnership (the "PARTNERSHIP") set forth below into Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder: _______________________________________________________
                            (Please Print: Exact Name as Registered with
                                             Partnership)

Number of LTIP Units to be Converted:_______________________________

Date of this Notice:________________________________________________


 ______________________________________________________________________________
 (Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

 ______________________________________________________________________________
                                (Street Address)

 ______________________________________________________________________________
   (City)                             (State)                      (Zip Code)

    Signature Guaranteed by:___________________________________________________

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                                    Exhibit B
     to _____________________ Amendment to Agreement of Limited Partnership

              NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
                         OF LTIP UNITS INTO COMMON UNITS

     Boston Properties Limited Partnership (the "PARTNERSHIP") hereby irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended

Name of LTIP Unitholder: _______________________________________________________
                            (Please Print: Exact Name as Registered with
                                             Partnership)

Number of LTIP Units to be Converted: _______________________________

Date of this Notice: ________________________________________________

LIBC/1591198.6